UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2007

MICROMED CARDIOVASCULAR, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51487	90-0265161
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8965 Interchange Drive Houston, Texas	77054
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 838-9210

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 12, 2007, the Board of Directors of MicroMed Cardiovascular, Inc. (the “Company”) appointed Pamela Westbrook as a director to fill an existing vacancy. Ms. Westbrook was also appointed as Chair of the Audit Committee and deemed to be a financial expert by the Board of Directors.

Ms. Westbrook is a financial executive with over 25 years experience, primarily in the medical device industry. From 1998 to 2006, she served as Vice President, Finance and Administration and Chief Financial Officer for Cyberonics, Inc. Prior to joining Cyberonics, Ms. Westbrook was CFO for Physicians Resource Group from April 1998 to October 1998. From 1986 to 1998, Ms. Westbrook held positions with SulzerMedica Ltd including Vice President of Finance, Vice President Controller, and as Director of Finance and General Accounting.

Ms. Westbrook will receive standard compensation for her services consistent with other members of the Company’s board of directors, which is currently $7,500 per quarter. In addition, the Company reimburses her reasonable and customary travel expenses in connection with board meetings.

Ms. Westbrook has not been involved with a related transaction or relationship as defined by Item 404(a) of Regulation S-B between the Company and herself.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press release

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROMED CARDIOVASCULAR, INC.

Date: June 12, 2007	By:	/s/ Juliet Markovich
Juliet Markovich
Chief Financial Officer
(Duly Appointed Officer)

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